EXHIBIT 99.1
T-Mobile Delivers Strong Customer Growth - ONCE AGAIN

The Un-carrier Adds More than 8 Million Total Net Customers for the Third Year in a Row

Preliminary Full-Year 2016 Customer Highlights:

•	8.2 million total net customer additions

•	4.1 million branded postpaid net customer additions

•	3.3 million branded postpaid phone net customer additions

•	2.5 million branded prepaid net customer additions

Preliminary Fourth Quarter 2016 Customer Highlights:

•	2.1 million total net customer additions

•	1.2 million branded postpaid net customer additions

•	933,000 branded postpaid phone net customer additions

•	541,000 branded prepaid net customer additions

•	Branded postpaid phone churn of 1.28%, down 18 basis points year-over-year

BELLEVUE, Wash. — January 5, 2017 - T-Mobile US, Inc. (NASDAQ: TMUS) today provided a preliminary view of key customer results for the fourth quarter of 2016, once again demonstrating that customers are choosing T-Mobile over the competition.

"Four years ago we launched the Un-carrier and promised to change the wireless industry for good. Consumers are responding," said John Legere, President and CEO of T-Mobile. "In 2016, for the third year in a row - we added more than 8 million total customers with more than 2 million customers in Q4. Combine that with the best ever fourth quarter branded postpaid phone and branded prepaid churn and it's clear that this revolution is in full swing."

Preliminary Fourth Quarter and Full-Year 2016 Customer Results

In the fourth quarter of 2016, T-Mobile added 2.1 million net customers, bringing its total customer count to 71.5 million at year-end 2016. This marks the fifteenth consecutive quarter that T-Mobile has generated more than 1 million net customer additions. Full-year 2016 also marked the third consecutive year that T-Mobile added more than 8 million net customers, which is expected to once again lead the wireless industry.

T-Mobile also saw ongoing strength in branded postpaid customers, reporting branded postpaid net customer additions of 1.2 million in the fourth quarter of 2016. Branded postpaid phone net customer additions were 933,000 in the fourth quarter of 2016, bringing the total branded postpaid phone net customer additions to approximately 13 million since the end of the first quarter of 2013, when T-Mobile launched the first Un-carrier initiative. This will be the twelfth consecutive quarter in which T-Mobile is likely to lead the industry in branded postpaid phone net customer additions. For full-year 2016, the Company added 4.1 million branded postpaid net customers, exceeding the revised guidance for branded postpaid net customer additions of 3.7 to 3.9 million provided in connection with the third quarter of 2016 earnings.

Branded prepaid net customer additions in the fourth quarter of 2016 were 541,000. For full-year 2016, the Company added 2.5 million branded prepaid net customers, primarily driven by the success of our MetroPCS brand promotional activities and continued growth in new markets. Migrations to branded postpaid plans reduced branded

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

prepaid net customer additions by approximately 210,000 in the fourth quarter of 2016 and 870,000 for full-year 2016.

Wholesale net customer additions were 363,000 in the fourth quarter of 2016 and 1.6 million for full-year 2016.

Branded postpaid phone churn was 1.28% in the fourth quarter of 2016, down 18 basis points year-over-year and 4 basis points sequentially. This was the best ever fourth quarter branded postpaid phone churn. Branded postpaid phone churn in the fourth quarter of 2016 reflects a full quarter impact of the sale of T-Mobile's marketing and distribution rights to certain existing T-Mobile's co-branded customers to a current Mobile Virtual Network Operator partner, which closed on September 1, 2016.

Branded prepaid churn was 3.94% in the fourth quarter of 2016, down 26 basis points year-over-year and up 12 basis points sequentially. This was the best ever fourth quarter branded prepaid churn.

America’s Un-carrier plans to share more details and its full financial results for the fourth quarter and full-year 2016 in early February 2017.

Preliminary Customer Results

	As of			% Change
(in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	Qtr/Qtr	Year/Year
Customers, end of period
Branded postpaid phone customers	31,297	30,364	29,355	3.1%	6.6%
Branded postpaid mobile broadband customers	3,130	2,866	2,340	9.2%	33.8%
Total branded postpaid customers	34,427	33,230	31,695	3.6%	8.6%
Branded prepaid customers	19,813	19,272	17,631	2.8%	12.4%
Total branded customers	54,240	52,502	49,326	3.3%	10.0%
Wholesale customers	17,215	16,852	13,956	2.2%	23.4%
Total customers, end of period	71,455	69,354	63,282	3.0%	12.9%

	Three Months Ended			% Change		Year Ended		% Change
(in thousands)	December 31, 2016 (1)	September 30, 2016	December 31, 2015	Qtr/Qtr	Year/Year	2016 (1)	2015	2016 vs 2015
Net customer additions
Branded postpaid phone customers	933	851	917	9.6%	1.7%	3,307	3,511	(5.8)%
Branded postpaid mobile broadband customers	264	118	375	123.7%	(29.6)%	790	999	(20.9)%
Total branded postpaid customers	1,197	969	1,292	23.5%	(7.4)%	4,097	4,510	(9.2)%
Branded prepaid customers	541	684	469	(20.9)%	15.4%	2,508	1,315	90.7%
Total branded customers	1,738	1,653	1,761	5.1%	(1.3)%	6,605	5,825	13.4%
Wholesale customers	363	317	301	14.5%	20.6%	1,568	2,439	(35.7)%
Total net customer additions	2,101	1,970	2,062	6.6%	1.9%	8,173	8,264	(1.1)%
Transfer from branded postpaid phone customers	—	(1,365)	—	(100)%	—%	(1,365)	—	100%
Transfer from branded prepaid customers	—	(326)	—	(100)%	—%	(326)	—	100%
Transfer to wholesale customers	—	1,691	—	(100)%	—%	1,691	—	100%

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

	Three Months Ended			Quarter-over-Quarter Change		Year-over-Year Change
	December 31, 2016 (1)	September 30, 2016	December 31, 2015
Branded postpaid phone churn	1.28%	1.32%	1.46%	-4 bps		-18 bps
Branded prepaid churn	3.94%	3.82%	4.20%	+12	bps	-26 bps

(1)
The Company's customer results for the fourth quarter and full-year 2016 are preliminary and subject to completion of the Company's year-end closing review procedures. Full fourth quarter results are expected to be released in February 2017.

T-Mobile Social Media

Investors and others should note that the Company announces material financial and operational information to its investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @JohnLegere Twitter (https://twitter.com/JohnLegere), Facebook and Periscope accounts, which Mr. Legere also uses as a means for personal communications and observations, as means of disclosing information about the Company and its services and for complying with its disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. The social media channels that the Company intends to use as a means of disclosing the information described above may be updated from time to time as listed on the Company’s investor relations website.

About T-Mobile US, Inc.:

As America's Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. The Company's advanced nationwide 4G LTE network delivers outstanding wireless experiences to 71.5 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.T-Mobile.com.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Any statements made herein that are not statements of historical fact, including statements about T-Mobile US, Inc.'s plans, outlook, beliefs, opinion, projections, guidance, strategy, expected network modernization and other advancements, are forward-looking statements. Generally, forward-looking statements may be identified by words such as "anticipate," "expect," "suggests," "plan," “project,” "believe," "intend," "estimates," "targets," "views," "may," "will," "forecast," and other similar expressions. The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and involve a number of risks and uncertainties. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: our ability to compete in the highly competitive U.S. wireless telecommunications industry; adverse conditions in the U.S. and international economies and markets; significant capital commitments and the capital expenditures required to effect our business plan; our ability to adapt to future changes in technology, enhance existing offerings, and introduce new offerings to address customers' changing demands; changes in legal and regulatory requirements, including any change or increase in restrictions on our ability to operate our network; our ability to successfully maintain and improve our network, and the possibility of incurring additional costs in doing so; major equipment failures; severe weather conditions or other force majeure events; and other risks described in our filings with the Securities and Exchange Commission, including those described in our most recently filed Annual Report on Form 10-K. You should not place undue reliance on these forward-looking statements. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Press Contact:	Investor Relations Contact:
Media Relations	Nils Paellmann
T-Mobile US, Inc.	T-Mobile US, Inc.
mediarelations@t-mobile.com	877-281-TMUS or 212-358-3210
http://newsroom.t-mobile.com	investor.relations@t-mobile.com
http://investor.t-mobile.com

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com
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